UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 23, 2026
Date of Report (Date of earliest event reported)

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16211		39-1434669
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

13320 Ballantyne Corporate Place,	Charlotte	North Carolina	28277-3607
(Address of principal executive offices)			(Zip Code)
(844) 848-0137
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XRAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 23, 2026, upon the recommendation of the Corporate Governance and Nominating Committee (the “Governance Committee”) of the Board of Directors (the “Board”) of DENTSPLY SIRONA Inc. (the “Company”), and in accordance with the Company’s By-laws, the Board approved an increase in the number of directors from 11 to 13.

Also on February 23, 2026, upon the further recommendation of the Governance Committee, the Board appointed Messrs. James D. Forbes and Brian P. McKeon to the Board, effective as of February 27, 2026. Messrs. Forbes and McKeon will hold such office until the election of directors at the 2026 annual meeting of stockholders. Mr. Forbes will serve as a member of the Compensation & Human Capital Committee of the Board. Mr. McKeon will serve as a member of the Audit and Finance Committee and the Science and Technology Committee of the Board.

Neither Mr. Forbes nor Mr. McKeon has any family relationship with any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer, and neither has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Messrs. Forbes and McKeon will participate in the same compensation plans as the other non-employee members of the Board, as described under “Directors’ Compensation” in the Company’s definitive proxy statement filed with the SEC on April 9, 2025 for the Company’s 2025 annual meeting of stockholders.

Additionally, on February 23, 2026, Mr. Willie A. Deese notified the Board of his intent not to seek reelection to the Board at this year’s annual meeting of stockholders. Mr. Deese’s decision to resign is not the result of any disagreement with the Company.

Item 7.01 Regulation FD Disclosure

The Company’s press release announcing the appointment of Messrs. Forbes and McKeon as members of the Board and Mr. Deese’s intent not to seek reelection is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	DENTSPLY SIRONA Inc. Press Release Issued February 24, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         DENTSPLY SIRONA Inc.

By:	/s/ Daniel T. Scavilla
Daniel T. Scavilla
President and Chief Executive Officer

Date: February 24, 2026